Exhibit 99.1


                                           Media Contact:
                                           Gordon R. Manuel
                                           864-282-9448

                                           Analyst contact:
                                           William G. Harvey
                                           864-282-9413

FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 30, 2003

                      BOWATER ANNOUNCES THIRD QUARTER 2003
                                FINANCIAL RESULTS

     GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) reported a net loss of $56.7 million or $1.00 per diluted share, on sales of $690.9 million for the third quarter of 2003. These results compare with a net loss of $32.3 million, or $0.57 per diluted share, on sales of $643.8 million in the third quarter of 2002. Before special items, the net loss for the third quarter of 2003 was $51.7 million, or $0.91 per diluted share, compared with the 2002 third quarter net loss before special items of $45.4 million, or $0.80 per diluted share.

     Third quarter 2003 special items, net of tax, consisted of a $2.6 million gain related to asset sales, a severance charge of $3.1 million, a $2.1 million charge resulting from foreign currency changes and a non-cash charge of $2.4 million for a cumulative effect adjustment for the partial adoption of Financial Accounting Standards Board, Financial Interpretation No. 46, Consolidation of Variable Interest Entities. Special items, net of tax, in the third quarter of 2002 consisted of a $3.0 million gain related to asset sales and a $10.1 million gain resulting from foreign currency changes.

     "Improvements in newsprint, coated paper and lumber prices were offset by lower market pulp pricing and the one-time impact of shutting high-cost machines and starting up new production facilities at the Catawba, South Carolina mill," said Arnold M. Nemirow, Chairman, President and Chief Executive Officer. "These costs have abated and we expect pricing improvements to continue in our major product lines."

                                     (more)

                              FINANCIAL HIGHLIGHTS
                    ($ in millions, except per-share amounts)

                                                       Three months ended       Nine months ended
                                                         September 30,              September 30,
                                                      2003          2002         2003           2002
                                                      ----          -----         ----           ----
Sales                                                 $690.9        $643.8       $1,985.5       $1,914.8
Net loss                                              $(56.7)       $(32.3)      $(154.1)       $(75.8)
Loss per diluted share (In accordance with GAAP)      $(1.00)       $(0.57)      $(2.71)        $(1.33)

Special Items, net of tax, (per diluted share):
Sale of assets (gain) loss                            $(0.04)       $(0.05)      $(1.30)        $(0.84)
Foreign exchange (gain) loss                          $ 0.04        $(0.18)      $ 0.89         $(0.02)
Severance charge                                      $ 0.05             -       $ 0.36              -
Adoption of new accounting standards                  $ 0.04             -       $ 0.08              -
                                                      ----------------------------------------------------
         Loss per share excluding special items       $(0.91)       $(0.80)      $(2.68)        $(2.19)
                                                      ----------------------------------------------------



     General economic indicators continue to improve across many sectors of the economy but have yet to translate into meaningful improvements in newsprint consumption. However, the company's average newsprint price did rise $7 per metric ton while shipments decreased 3% compared to the second quarter of 2003. Compared to the second quarter, operating costs per ton increased due to one-time charges associated with the shift of newsprint downtime to the Thunder Bay, Ontario mill from the Calhoun, Tennessee mill. The company curtailed approximately 60,000 metric tons of newsprint production in the third quarter.

     Bowater's average transaction price in coated and specialty papers was unchanged compared to the second quarter of 2003 while shipments rose slightly. Costs per ton for coated and specialty papers rose by 2% in the third quarter compared to the second quarter of 2003. We expect modest coated and specialty price improvements as we enter the seasonally stronger fourth quarter.

     The company's average transaction price for market pulp decreased $30 per metric ton compared to the second quarter of 2003. Market pulp shipments improved 15% from unusually low levels in the second quarter. The company implemented a $15 per metric ton price increase for North American customers on October 1 and expects an additional $15 per metric ton increase effective November 1. During the third quarter, the company's production was reduced by approximately 20,000 metric tons due to the start-up of the fiber line at the Catawba mill and the previously announced shut of the Thunder Bay mill due to a temporary wood fiber shortage. Bowater's average operating costs per metric ton for market pulp in the third quarter decreased 5% compared to the to the second quarter of 2003. Scheduled recovery boiler maintenance outages at the Coosa Pines and Thunder Bay mills in the fourth quarter are expected to reduce pulp production by 14,000 metric tons and increase maintenance expense by approximately $8 million.

                                     (more)

     Bowater will hold a management conference call to discuss these financial results at 10:00 a.m. EST, October 30, 2003. The conference call number is 888-428-4474 or 651-291-0618 (international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater web site at www.bowater.com, then follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 1:30 p.m. EST on Thursday, October 30, through Thursday, November 6, on the web site or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 700148.

     Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated groundwood papers. In addition, the company makes uncoated groundwood papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 13 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a groundwood base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 32 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSE:BWX).

         All amounts are in U.S. dollars.


     Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's quarterly report on Form 10-Q for the quarter ended June 30, 2003, and from time to time, in Bowater's other filings with the Securities and Exchange Commission. Information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.


                                      # # #

                      BOWATER INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Unaudited, in millions except per share amounts)

                                                                  Three Months Ended           Nine Months Ended
                                                                    September 30                  September 30
                                                                -----------------------       -------------------------
                                                                 2003             2002          2003           2002
                                                                 ----             ----          ----           ----
Sales                                                         $ 690.9          $ 643.8      $ 1,985.5        $ 1,914.8
Cost of sales, excluding depreciation, amortization
    and cost of timber harvested                                556.3            516.4        1,626.9          1,495.5
Depreciation, amortization and cost of timber harvested          84.5             84.4          253.0            256.8
Distribution costs                                               69.2             61.2          193.7            168.4
Selling and administrative expense                               36.9             23.3          107.7             99.2
Net gain on sale of assets (1)                                    4.1              4.8          119.2             79.8
                                                                  ---              ---          -----             ----
    Operating loss                                              (51.9)           (36.7)         (76.6)           (25.3)

Other expense (income):
   Interest income                                               (1.1)            (1.0)          (3.5)            (3.2)
   Interest expense, net of capitalized interest                 45.8             39.7          127.9            122.8
   Foreign exchange loss (gain)                                   2.1             (8.9)          15.9             (5.4)
   Other, net                                                    (2.4)             0.4           (5.4)             2.0
                                                                 -----             ---           -----             ---
                                                                 44.4             30.2          134.9            116.2
                                                                 ----             ----          -----            -----
Loss before income taxes, minority interests
and cumulative effect of accounting changes                     (96.3)           (66.9)        (211.5)          (141.5)

Provision for income tax benefit                                (39.7)           (34.8)         (52.4)           (60.1)
Minority interests in the net income (loss) of subsidiaries      (2.3)             0.2           (9.5)            (5.6)
                                                                 ----              ---           ----             ----

Loss before cumulative effect of accounting changes             (54.3)           (32.3)        (149.6)           (75.8)
Cumulative effect of accounting changes (2)                      (2.4)               -           (4.5)               -
                                                                ------           ------        -------           ------
Net loss                                                      $ (56.7)         $ (32.3)      $ (154.1)         $ (75.8)
                                                               =======          =======       ========          =======

Basic loss per common share: (3)
   Loss before cumulative effect of accounting changes        $ (0.96)         $ (0.57)      $   (2.63)        $ (1.33)
   Cumulative effect of accounting changes                      (0.04)               -           (0.08)               -
                                                              --------         --------      ----------        --------
   Net loss                                                   $ (1.00)         $ (0.57)      $   (2.71)        $ (1.33)
                                                              =========        ========      ==========        =========

Average common shares outstanding (3)                            56.9             56.9            56.9            56.9
                                                              =========        =========     ==========        ==========
Diluted loss per common share: (3)
  Loss before cumulative effect of accounting changes         $ (0.96)         $ (0.57)      $   (2.63)        $ (1.33)
  Cumulative effect of accounting changes                       (0.04)               -           (0.08)              -
                                                              ---------        ---------     -----------       ----------
    Net loss                                                  $ (1.00)         $ (0.57)      $   (2.71)        $ (1.33)
                                                              =========        =========     ===========       ==========
Average common and common equivalent shares outstanding (3)      56.9             56.9            56.9            56.9
                                                              =========        =========     ===========       ==========

                                        BOWATER INCORPORATED AND SUBSIDIARIES
                                       (Unaudited, in millions of US dollars)


Consolidated Balance Sheet                                                  September 30             December 31
                                                                                2003                     2002
                                                                                ----                     ----
 Current Assets:
   Cash and cash equivalents                                               $     18.1                $    35.9
   Accounts receivable, net                                                     359.6                    330.6
   Inventories                                                                  288.4                    257.2
   Income tax receivable                                                          -                       75.6
   Other current assets                                                         129.2                     35.9
                                                                            ---------                -------------
       Total current assets                                                     795.3                    735.2
                                                                            ---------                -------------
Timber and timberlands                                                          184.4                    212.0
Fixed assets, net                                                             3,603.9                  3,645.6
Goodwill                                                                        828.2                    839.9
Other assets                                                                    212.1                    157.6
                                                                            ---------                -------------
                                                                            $ 5,623.9                $ 5,590.3
                                                                            =========                =============
Current liabilities:
    Current installments of long-term debt                                  $    17.5                $    84.3
    Short-term bank debt                                                        158.0                    249.0
    Accounts payable and accrued liabilities                                    413.5                    411.9
    Dividends payable                                                            11.6                     11.2
                                                                            ---------                -------------
        Total current liabilities                                               600.6                    756.4
                                                                            ---------                ------------
Long-term debt, net of current installments                                   2,290.6                  2,037.4
Other long-term liabilities                                                     472.3                    450.7
Deferred income taxes                                                           524.7                    518.2
Minority interests in subsidiaries                                               68.8                     72.1
Shareholders' equity                                                          1,666.9                  1,755.5
                                                                            ---------                 ------------
                                                                            $ 5,623.9                $ 5,590.3
                                                                            =========                =============

                                                                                      Nine Months Ended
Consolidated Cash Flow                                                                  September 30
                                                                            -------------------------------------
                                                                               2003                     2002
                                                                               ----                     ----
Cash flows from operating activities                                         $   24.5                  $  41.7
                                                                             --------                  ----------
Cash flows from (used for) investing activities:
    Cash invested in fixed assets, timber and timberlands                      (186.5)                  (190.2)
    Disposition of fixed assets, timber and timberlands                         146.1                     24.7
    Proceeds from monetization of note receivable (1)                             -                       88.1
    Cash invested (maturity) of marketable securities, net                        -                        1.7
                                                                             ---------                  ---------
                                                                                (40.4)                   (75.7)
                                                                             ---------                  ---------
Cash flows from (used for) financing activities:
    Cash dividends, including minority interests                                (33.8)                   (38.4)
    Financing activities, net                                                    31.2                     64.0
    Stock options exercised                                                       0.7                      6.8
                                                                             ---------                  ---------
                                                                                 (1.9)                    32.4
                                                                             ---------                  ---------
Net decrease in cash and cash equivalents                                     $ (17.8)                  $ (1.6)
                                                                             ==========                 =========


     BOWATER INCORPORATED AND SUBSIDIARIES
     Notes to the Press Release and Unaudited Consolidated Financial Statements


(1)During the three and nine months ended September 30, 2003, Bowater sold fixed assets and land resulting in a net pre-tax gain of $4.1 million, or $0.04 per diluted share after tax, and $119.2 million, or $1.30 per diluted share after tax, respectively. In the second quarter of 2003, Bowater completed the sale of 81,768 acres of owned and leased timberlands for aggregate consideration of $121.8 million. This transaction resulted in a pre-tax gain of approximately $97.5 million. In January 2002, Bowater completed the sale of approximately 116,000 acres of timberland for aggregate consideration of $104.2 million, comprised of approximately $5.1 million in cash and $99.1 million in a note receivable. In March 2002, we monetized the $99.1 million note receivable for net cash proceeds of $88.1 million. These transactions resulted in a pre-tax gain of approximately $70.4 million.

(2)Effective July 1, 2003, Bowater early adopted, on a partial basis, Financial Accounting Standards Board's Financial Interpretation (FIN) No. 46, Consolidation of Variable Interest Entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. Fin. No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Many variable interest entities have commonly been referred to as special-purpose entities (SPE) or off-balance sheet structures. Bowater operated the Covington coating facility under an operating lease with a special purpose entity. This special purpose entity was determined to be a VIE and required to be consolidated by Bowater in accordance with FIN 46. Bowater early adopted FIN No. 46 for the Covington SPE effective July 1, 2003 and consolidated assets and debt of approximately $51.8 million and recorded a non-cash, after tax cumulative effect charge of $2.4 million, or $0.04 per diluted share in the third quarter of 2003. On August 11, 2003, Bowater terminated the lease agreement with the SPE and paid approximately $51.8 million to pay off the debt. Bowater will finalize its adoption of FIN No. 46 in the fourth quarter of 2003 and is currently evaluating other potential VIEs in accordance with FIN No. 46. We do not expect the finalization of adoption of FIN No. 46 to have a material impact on our consolidated financial statements.

Effective   January  1,  2003,   Bowater  adopted  Statement  of  Financial
Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The adoption of SFAS No. 143 resulted in non-cash, after tax cumulative effect charges of $2.1 million, or $0.04 per diluted share in the first quarter of 2003.

(3)For the calculation of basic and diluted earnings per share for the three and nine months ended September 30, 2003 and 2002, no adjustments to net income are necessary. The effect of dilutive securities is not included in the computation for the three and nine months ended September 30, 2003 and 2002 to prevent antidilution.

(4)A reconciliation of certain financial statement line items reported under generally accepted accounting principles ("GAAP") to earnings reported before special items is presented below. We believe that this measure allows investors to more easily compare our on-going operations and financial performance from period to period. This measure is not as complete as GAAP earnings; consequently, investors should rely on GAAP earnings. In addition to GAAP earnings, we use the other measures that we disclose in order to provide perspective on our financial performance.

                                                                       Three Months Ended September 30, 2003
                                                                 (unaudited, in millions except per share amounts)

                                                                           Adjustment for Special Items

                                                                                                   Adoption of
                                                                                                       new         GAAP as
                                                         GAAP as  Land & asset Foreign              accounting   adjusted for
                                                         reported    sales     exchange  Severance   standards  Special Items
                                                       ----------------------------------------------------------------------------

Operating income (loss)                                  $ (51.9)   $ (4.1)      $ -     $ 4.7       $ -          $ (51.3)
Other expense (income)
     Interest income                                        (1.1)                                                    (1.1)
     Interest expense, net of capitalized interest          45.8                                                     45.8
     Foreign exchange loss (gain)                            2.1                (2.1)                                 -
     Other, net                                             (2.4)                                                    (2.4)
                                                           ------------------------------------------------------------------------
                                                            44.4         -      (2.1)       -         -              42.3
                                                           ------------------------------------------------------------------------
Loss before income taxes, minority interests and
cumulative effect of accounting changes                    (96.3)     (4.1)      2.1       4.7        -             (93.6)
Provision for income tax expense (benefit)                 (39.7)     (1.5)      0.1       1.6        -             (39.5)
Minority interests in the net income(loss)of subsidiaries   (2.3)               (0.1)                                (2.4)
                                                           ------------------------------------------------------------------------
Income (loss) before cumulative effect of accounting
changes                                                    (54.3)     (2.6)      2.1       3.1        -             (51.7)
Cumulative effect of accounting changes                     (2.4)                                   2.4                -
                                                          -------------------------------------------------------------------------
Net income (loss)                                        $ (56.7)   $ (2.6)    $ 2.1    $ 3.1     $ 2.4           $ (51.7)
                                                          -------------------------------------------------------------------------

Shares                                                      56.9      56.9      56.9     56.9      56.9              56.9
                                                          --------------------------------------------------------------------------

EPS                                                      $ (1.00)  $ (0.04)   $ 0.04   $ 0.05    $ 0.04           $ (0.91)
                                                         --------------------------------------------------------------------------

Effective tax rate                                          41.2%     38.0%      4.8%    34.0%         -             42.2%
                                                         --------------------------------------------------------------------------



                                                               Three Months Ended September 30, 2002
                                                         (unaudited, in millions except per share amounts)

                                                                        Adjustment for Special Items
                                                                                                    Adoption of
                                                                                                        new         GAAP as
                                                         GAAP as  Land & asset Foreign              accounting   adjusted for
                                                         reported    sales     exchange  Severance   standards  Special Items
                                                       ----------------------------------------------------------------------------

Operating income (loss)                                  $ (36.7)   $ (4.8)      $ -      $ -       $ -         $ (41.5)
Other expense (income)
     Interest income                                        (1.0)                                                  (1.0)
     Interest expense, net of capitalized interest          39.7                                                   39.7
     Foreign exchange loss (gain)                           (8.9)                8.9                                 -
     Other, net                                              0.4                                                    0.4
                                                        ----------------------------------------------------------------------------
                                                            30.2         -       8.9        -         -            39.1
                                                        ---------------------------------------------------------------------------

Loss before income taxes, minority interests
and cumulative effect of accounting changes                (66.9)     (4.8)     (8.9)       -         -           (80.6)
Provision for income tax expense (benefit)                 (34.8)     (1.8)      2.7                              (33.9)
Minority interests in the net income(loss)of subsidiaries    0.2                (1.5)                              (1.3)
                                                        --------------------------------------------------------------------------
Income(loss)before cumulative effect of accounting changes (32.3)     (3.0)    (10.1)       -         -           (45.4)
Cumulative effect of accounting changes                       -
                                                        ---------------------------------------------------------------------------
Net income (loss)                                        $ (32.3)   $ (3.0)   $(10.1)     $ -       $ -         $ (45.4)
                                                        ---------------------------------------------------------------------------

Shares                                                      56.9      56.9      56.9        -         -            56.9
                                                        ---------------------------------------------------------------------------

EPS                                                      $ (0.57)  $ (0.05)   $(0.18)     $ -       $ -         $ (0.80)
                                                        ----------------------------------------------------------------------------

Effective tax rate                                         52.0%      38.0%    -30.3%        -         -           42.1%
                                                        ---------------------------------------------------------------------------


                                                                  Nine Months Ended September 30, 2003
                                                              (unaudited, in millions except per share amounts)

                                                                        Adjustment for Special Items
                                                                                                    Adoption of
                                                                                                         new         GAAP as
                                                          GAAP as  Land & asset Foreign              accounting   adjusted for
                                                          reported    sales     exchange  Severance   standards  Special Items
                                                         ---------------------------------------------------------------------------

Operating income (loss)                                   $ (76.6)    $ (119.2)      $ -    $ 32.2         $-        $  (163.6)
Other expense (income)
     Interest income                                         (3.5)                                                        (3.5)
     Interest expense, net of capitalized interest          127.9                                                        127.9
     Foreign exchange loss (gain)                            15.9                   (15.9)                                 -
     Other, net                                              (5.4)                                                        (5.4)
                                                          -------------------------------------------------------------------------
                                                            134.9         -         (15.9)       -          -            119.0
                                                          -------------------------------------------------------------------------
Loss before income taxes, minority interests and
cumulative effect of accounting changes                    (211.5)      (119.2)      15.9      32.2         -           (282.6)
Provision for income tax expense (benefit)                  (52.4)       (45.3)     (33.4)     11.5                     (119.6)
Minority interests in the net income(loss)of subsidaries     (9.5)                   (1.4)                               (10.9)
                                                          -------------------------------------------------------------------------
Income(loss)before cumulative effect of accounting changes (149.6)       (73.9)      50.7      20.7         -           (152.1)
Cumulative effect of accounting changes                      (4.5)                                          4.5           -
                                                         --------------------------------------------------------------------------
Net income (loss)                                        $ (154.1)     $ (73.9)    $ 50.7    $ 20.7       $ 4.5       $ (152.1)
                                                         --------------------------------------------------------------------------
Shares                                                       56.9         56.9       56.9      56.9        56.9           56.9
                                                         --------------------------------------------------------------------------
EPS                                                      $  (2.71)     $ (1.30)    $ 0.89    $ 0.36      $ 0.08        $ (2.68)
                                                         --------------------------------------------------------------------------
Effective tax rate                                           24.8%        38.0%    -210.1%     35.7%         -            42.3%
                                                         -------------------------------------------------------------------------


                                                               Nine Months Ended September 30, 2002
                                                         (unaudited, in millions except per share amounts)

                                                                       Adjustment for Special Items
                                                                                                    Adoption of
                                                                                                        new         GAAP as
                                                          GAAP as  Land & asset Foreign              accounting   adjusted for
                                                          reported    sales     exchange  Severance   standards  Special Items
                                                        ----------------------------------------------------------------------------

Operating income (loss)                                   $ (25.3)  $ (79.8)      $ -      $ -       $ -          $ (105.1)
Other expense (income)
     Interest income                                         (3.2)                                                    (3.2)
     Interest expense, net of capitalized interest          122.8                                                    122.8
     Foreign exchange loss (gain)                            (5.4)                5.4                                  -
     Other, net                                               2.0                                                      2.0
                                                         -------------------------------------------------------------------------
                                                            116.2         -       5.4        -         -             121.6
                                                         -------------------------------------------------------------------------
Loss before income taxes, minority interests and
cumulative effect of accounting changes                    (141.5)     (79.8)    (5.4)       -         -            (226.7)
Provision for income tax expense (benefit)                  (60.1)     (32.1)    (5.1)                               (97.3)
Minority interests in the net income (loss) of subsidiaries  (5.6)                0.6                                 (5.0)
                                                          ------------------------------------------------------------------------
Income(loss)before cumulative effect of accounting changes  (75.8)     (47.7)    (0.9)       -          -           (124.4)
Cumulative effect of accounting changes                       -                                                        -
                                                          ------------------------------------------------------------------------
Net income (loss)                                         $ (75.8)   $ (47.7)  $ (0.9)     $ -       $ -           $(124.4)
                                                          ------------------------------------------------------------------------
Shares                                                       56.9       56.9     56.9        -         -              56.9
                                                          ------------------------------------------------------------------------
EPS                                                       $ (1.33)   $ (0.84)  $(0.02)    $  -       $ -           $ (2.19)
                                                          ------------------------------------------------------------------------
Effective tax rate                                           42.5%      40.2%    94.4%       -         -              42.9%
                                                          ------------------------------------------------------------------------

A schedule of historical financial and operating statistics is available upon request and on Bowater's web site (www.bowater.com).